Exhibit 99.1

CONTACT
Robert Travis	Scott Larson
Investor Relations	Press Inquiries
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3432	978-250-3433
bob.travis@sycamorenet.com	scott.larson@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS SECOND QUARTER FISCAL

YEAR 2009 FINANCIAL RESULTS

CHELMSFORD, Mass., February 19, 2009 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in intelligent bandwidth management solutions for fixed line and mobile network operators worldwide, today reported its results for the second quarter ended January 24, 2009. Revenue for the second quarter of fiscal 2009 was $11.7 million, compared with $41.5 million for the second quarter of fiscal 2008.

Net loss for the second quarter of fiscal 2009, on a generally accepted accounting principles (“GAAP”) basis, was $10.1 million, or $0.04 per share, compared with net income of $9.7 million, or $0.03 per fully diluted share for the second quarter of fiscal 2008. Non-GAAP net loss for the second quarter of fiscal 2009 was $8.3 million, or $0.03 per share, compared with non-GAAP net income of $11.5 million, or $0.04 per fully diluted share for the second quarter of fiscal 2008. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

Net loss for the first six months of fiscal 2009, on a GAAP basis, was $15.9 million or $0.06 per share, compared with net income of $16.7 million or $0.06 per fully diluted share for the first six months of fiscal 2008. Non-GAAP net loss for the first six months of fiscal 2009 was $11.7 million, or $0.04 per share, compared with non-GAAP net income of $22.0 million, or $0.08 per fully diluted share for the first six months of fiscal 2008. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited Non-GAAP Consolidated Statements of Operations included with this release.

“Our second quarter results reflect a continuation of challenging market conditions, and the resulting impact of reduced capital spending in both our domestic and international customer base,” said Daniel E. Smith, president and chief executive officer. “We remain focused on managing expenses in all areas of the company while meeting critical customer needs.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent bandwidth management solutions for fixed line and mobile network operators worldwide. From multiservice access networks to the optical core, Sycamore products enable network operators to lower overall network costs, increase operational efficiencies, and rapidly deploy new revenue-generating services. Sycamore’s global customer base includes Tier 1 service providers, government agencies, and utility companies. For more information, please visit www.sycamorenet.com.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with generally accepted accounting principles (GAAP). These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from the non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving equity grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements regarding future events that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in the forward-looking statements. Other risks and uncertainties include, but are not limited to, actions, inquiries and findings that may result from certain stock option matters, including the restatement of previously issued financial statements and certain purported shareholder derivative actions filed against the Company and certain of its current and former officers and directors; the Company’s reliance on a limited number of customers; variation in the Company’s quarterly results; industry pricing pressures and the high cost of product development required to remain competitive and keep pace with evolving features and technologies desired by customers; the consolidation of both suppliers and customers in the telecommunications marketplace and general economic conditions. Certain additional risks are set forth in more detail in the section entitled “Risk Factors” in the Company’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	Jan 24, 2009	July 31, 2008
Assets

Current assets:
Cash and cash equivalents	$347,253	$499,922
Short-term investments	443,964	321,173
Accounts receivable, net	11,454	8,779
Inventories	22,152	23,750
Prepaids and other current assets	3,415	2,847

Total current assets	828,238	856,471

Property and equipment, net	19,095	20,437
Long-term investments	144,393	120,739
Purchased intangibles, net	3,354	4,000
Goodwill	20,334	20,334
Other assets	452	482

Total Assets	$1,015,866	$1,022,463

Liabilities and Stockholders’ Equity

Current liabilities:
Deferred revenue	$17,677	$14,300
Other current liabilities	13,674	14,043

Total current liabilities	31,351	28,343

Long term deferred revenue	5,014	4,841
Long term liability	1,973	1,904

Total liabilities	38,338	35,088

Common stock	284	284
Additional paid-in capital	2,037,239	2,034,818
Accumulated deficit	(1,063,693)	(1,047,783)
Other equity	3,698	56

Total stockholders' equity	977,528	987,375

Total Liabilities and Stockholders’ Equity	$1,015,866	$1,022,463

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 24, 2009	Jan 26, 2008	Jan 24, 2009	Jan 26, 2008
Revenue	$11,698	$41,451	$27,129	$79,437
Cost of revenue	8,504	21,297	17,862	40,377

Gross profit	3,194	20,154	9,267	39,060

Operating expenses:
Research and development	12,912	11,490	24,367	22,254
Sales and marketing	3,644	5,266	7,718	10,509
General and administrative	1,518	4,473	3,253	9,466
Restructuring & related impairment	189	(78)	817	1,897

Total operating expenses	18,263	21,151	36,155	44,126

Loss from operations	(15,069)	(997)	(26,888)	(5,066)

Interest and other income, net	5,026	10,883	11,020	22,294

Income (loss) before income taxes	(10,043)	9,886	(15,868)	17,228
Income tax expense	88	190	42	521

Net income (loss)	$(10,131)	$9,696	$(15,910)	$16,707

Net income (loss) per share:
Basic	$(0.04)	$0.03	$(0.06)	$0.06
Diluted	$(0.04)	$0.03	$(0.06)	$0.06

Weighted average shares outstanding:
Basic	283,515	282,782	283,480	281,713
Diluted	283,515	284,855	283,480	284,230

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 24, 2009	Jan 26, 2008	Jan 24, 2009	Jan 26, 2008
Revenue	$11,698	$41,451	$27,129	$79,437
Cost of revenue	8,215	21,128	17,234	40,103

Gross profit	3,483	20,323	9,895	39,334

Operating expenses:
Research and development	12,409	11,009	23,359	21,483
Sales and marketing	3,349	4,968	7,067	9,995
General and administrative	929	3,479	2,174	7,529

Total operating expenses	16,687	19,456	32,600	39,007

Income/Loss from operations	(13,204)	867	(22,705)	327

Interest and other income, net	5,026	10,883	11,020	22,294

Income (loss) before income taxes	(8,178)	11,750	(11,685)	22,621
Income tax expense	88	212	42	669

Net income (loss)	$(8,266)	$11,538	$(11,727)	$21,952

Net income (loss) per share:
Basic	$(0.03)	$0.04	$(0.04)	$0.08
Diluted	$(0.03)	$0.04	$(0.04)	$0.08
Weighted average shares outstanding:
Basic	283,515	282,782	283,480	281,713
Diluted	283,515	284,855	283,480	284,230

Sycamore Networks, Inc.

Reconciliation of GAAP to Non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	Jan 24, 2009	Jan 26, 2008	Jan 24, 2009	Jan 26, 2008

GAAP net income (loss)	$(10,131)	$9,696	$(15,910)	$16,707

Stock-based compensation expense:
Cost of revenue	141	169	312	274
Research and development	503	481	1,008	771
Sales and marketing	295	298	651	514
General and administrative	256	267	432	467

Total stock based compensation expense	1,195	1,215	2,403	2,026
Amortization of purchased intangible assets	333	727	647	1,470
Restructuring and other asset impairments:
Operating expense	189	(78)	817	1,897
Cost of revenue	148	—	316	—
Tax effect	—	(22)	—	(148)

Non-GAAP net income (loss)	$(8,266)	$11,538	$(11,727)	$21,952